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                         OMNIBUS CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                               LOEB REALTY, L.P.,

                            LOEB REALTY CORPORATION

                                    AND THE

                           CONTRIBUTORS NAMED HEREIN

                            Dated as of May 11, 1998







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                               TABLE OF CONTENTS

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
ARTICLE I.


           CONTRIBUTION TERMS AND CLOSING PROCEDURES..........................2
1.1   Contribution of Assets..................................................2
1.2   Term of Agreement.......................................................2
1.3   Consideration...........................................................2
1.4   Closing; Condition to Obligations.......................................2
1.5   Documents to be Delivered at Closing....................................4
1.6   Cessation of IPO........................................................5
1.7   Closing Costs...........................................................5
1.8   Default.................................................................5
1.9   Further Assurances......................................................5

ARTICLE II.

                          REPRESENTATIONS, WARRANTIES
                         AND COVENANTS OF CONTRIBUTORS.........................5
2.1   Authority................................................................6
2.2   No Other Agreements to Sell..............................................7
2.3   No Brokers...............................................................7
2.4   Investment Representations and Warranties................................7
2.5   FIRPTA Representation....................................................9
2.6   Covenant to Remedy Breaches..............................................9
2.7   Covenant to Operate in the Ordinary Course...............................9

ARTICLE III.

                        REPRESENTATIONS, WARRANTIES AND
                       COVENANTS OF OPERATING PARTNERSHIP.....................10
3.1   Authority...............................................................10
3.2   No Brokers..............................................................10

ARTICLE IV.

                              CLOSING ADJUSTMENTS.............................10
4.1   Prorations..............................................................10
4.2   Asset Entity's Retained Items...........................................12
4.3   Accounts Receivable.....................................................12
4.4.  Security  Deposits......................................................13
4.5   Timing of Calculations; Cooperation.....................................13
4.6   Allocation of Adjustments...............................................13

ARTICLE V.

                               POWER OF ATTORNEY..............................13
5.1   Grant of Power of Attorney..............................................13
5.2   Limitation on Liability.................................................15
5.3   Ratification; Third Party Reliance......................................15
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

ARTICLE VI.

                           MERGERS AND OTHER MATTERS..........................15
6.1   Amendment...............................................................15
6.2   Entire Agreement; Counterparts; Applicable Law..........................16
6.3   Assignability...........................................................16
6.4   Titles..................................................................16
6.5   Third Party Beneficiary.................................................16
6.6   Severability............................................................16
6.7   Equitable Remedies......................................................16
6.8   Attorneys' Fees.........................................................17
6.9   Notices.................................................................17
6.10  Mergers.................................................................17
6.11  Waiver of Rights; Consents With Respect to
      Partnership Interests...................................................18
6.12  Legending...............................................................20
6.13  Confidentiality.........................................................20
6.14  Computation of Time.....................................................20
6.15  Survival................................................................20
6.16  Time of the Essence.....................................................20
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                         OMNIBUS CONTRIBUTION AGREEMENT

                  This Omnibus Contribution Agreement (the "Contribution Agreement") is executed as of the 11th day of May, 1998 by Loeb Realty, L.P. (the "Operating Partnership"), a Delaware limited partnership in formation, Loeb Realty Corporation (the "REIT"), a Maryland corporation, and the Contributors whose names are set forth in Exhibit A hereto (each, a "Contributor" and, collectively, the "Contributors").

                  WHEREAS, Loeb Partners Realty ("Loeb Partners"), George Comfort & Sons, Inc. ("Comfort") and their respective affiliates have formed the REIT as a Maryland corporation that will be the sole general partner of the Operating Partnership and will effect an initial public offering (the "IPO") of the REIT's shares of common stock ("Common Stock");

                  WHEREAS, it is intended that, upon consummation of the IPO, the Operating Partnership will acquire interests in the properties listed on Exhibit B hereto, as well as interests in the property management and leasing businesses currently conducted by Loeb Partners and Comfort and certain of their respective affiliates;

                  WHEREAS, it is understood that the Operating Partnership may acquire interests in additional properties with the proceeds of the IPO;

                  WHEREAS, each Contributor owns interests in the partnerships, other entities or properties described in the supplemental exhibit dated the date hereof and delivered by or on behalf of such Contributor to the Operating Partnership (such exhibit being hereinafter referred to as such Contributor's "Supplemental Acquisition Exhibit");

                  WHEREAS, the Operating Partnership desires to acquire from each Contributor, and each Contributor desires to convey to the Operating Partnership under the terms and conditions set forth herein, the assets, interests or other properties owned by such Contributor described in its Supplemental Acquisition Exhibit (each such asset or property and all personal property related thereto or to the operation thereof is hereinafter referred to as an "Asset" and each direct or indirect interest of a Contributor in the partnership or other entities listed on Exhibit D (the "Asset Entities") or (in the case of Contributors which are themselves Asset Entities) in an Asset, including without limitation, such Contributor's interests set forth in its Supplemental Acquisition Exhibit, is referred to individually as an "Interest" and collectively, as such Contributor's "Interests"); and

                  WHEREAS, each Contributor acknowledges that the REIT and the Operating Partnership may decide that, rather than acquiring all of the direct and indirect interests in the entity that owns a certain Asset or acquiring an Asset by a direct purchase, it is more desirable for the REIT or the Operating Partnership to acquire a Contributor's or an Asset Entity's Interests by a merger of the Contributor or Asset Entity with and into the REIT, the Operating Partnership or an affiliate of either of them (a "Merger"); and whereas each Contributor, desiring to give the REIT and the Operating Partnership the right, in the REIT's and the Operating Partnership's sole discretion, to engage in any Merger on the terms and conditions




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described herein without the need to seek any further consent or action of the
Contributor, will give hereby an irrevocable consent and related power of attorney as set forth in Article VI hereof;

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership, the REIT and the Contributors agree as follows:

                                   ARTICLE I.

                    CONTRIBUTION TERMS AND CLOSING PROCEDURES

                  1.1 Contribution of Assets. At the Final Closing (defined below), each Contributor shall, subject to Section 1.4 hereof, assign, transfer, convey, contribute and deliver to the Operating Partnership and the Operating Partnership shall (i) acquire and accept from such Contributor, all right, title and interest of such Contributor in such Contributor's Interests, free and clear of all Encumbrances (as defined in Section 2.1 hereof) except Permitted Encumbrances (as defined in Section 2.1 hereof), and (ii) deliver to such Contributor such Contributor's Consideration (defined below), both in accordance with this Contribution Agreement.

                  1.2 Term of Agreement. If the IPO Closing (defined below) does not occur by December 31, 1998 (the "Termination Date"), this Contribution Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Contributors shall have any further obligations hereunder except as specifically set forth herein.

                  1.3 Consideration. The full consideration for each Contributor's Interests (such consideration with respect to such Contributor is hereinafter referred to as such Contributor's "Consideration") shall be an amount in cash and/or a number of Units (as hereinafter defined) set forth in the Contributor's Supplemental Acquisition Exhibit, subject to the terms and provisions of Article IV hereof providing for adjustments to each Contributor's Consideration based on closing adjustments. As used herein, the term "Units" means units of limited partnership interest in the Operating Partnership.

                  1.4 Closing; Condition to Obligations. In connection with the acquisition of the Contributors' Interests, the Operating Partnership will notify the Contributors of a closing date, which date will be no later than the Termination Date, for the initial closing (the "Initial Closing") of the acquisition contemplated by this Contribution Agreement. At or before such Initial Closing, which shall be held at the offices of Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166 or such other place as is determined by the Operating Partnership in its sole discretion at a time specified by the Operating Partnership in its sole discretion, the Operating Partnership and the Contributors will execute all closing documents (the "Closing Documents") required by the Operating Partnership in accordance with Section 1.5 hereof and


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deposit the same in escrow with Rogers & Wells LLP, as escrow agent of the
Operating Partnership (the "Closing Agent").

                  The transactions contemplated by this Contribution Agreement and by the Closing Documents executed and deposited in connection with such exercise will be consummated at the Final Closing (as defined below) only if the closing of the IPO (the "IPO Closing") is consummated by the Termination Date. If the IPO Closing occurs by such date:

                           (a) the Operating Partnership shall,
         contemporaneously with the IPO Closing, cause to be delivered to the Closing Agent with respect to each Contributor (i) the cash portion of such Contributor's Consideration, (such cash portion, the "Cash Portion") and (ii) if applicable, a certificate of the General Partner of the Operating Partnership certifying that such Contributor has been or will be, effective upon the Final Closing (as hereinafter defined), admitted as a limited partner of the Operating Partnership and that the Operating Partnership's books and records indicate or will indicate that such Contributor is the holder of the number of Units which are called for pursuant to the Consideration as adjusted pursuant to
         Article V hereof;

                           (b) upon receipt of the Consideration set forth in clause (a) above, the Closing Agent will release the Closing Documents to the Operating Partnership and deliver to the Contributor the Cash Portion, and, if requested by the Contributor, a copy of such General Partner's certificate; and

                           (c) the transactions described or otherwise contemplated herein or in the Closing Documents will thereupon be deemed to have been consummated simultaneously with the IPO Closing (such consummation, the "Final Closing").

                  Notwithstanding the above, the Operating Partnership may, in its sole discretion, elect not to complete the acquisition of all or any portion of the Interests of any Contributor. The election of the Operating Partnership to not acquire all or any portion of the Interests of a particular Contributor shall not affect the obligations of any other Contributor hereunder.

                  The risk of loss to an Asset Entity's Assets prior to Closing shall be borne by such Asset Entity. If, prior to the Final Closing, any of an Asset Entity's Assets shall be destroyed or damaged by fire or other casualty, then this Agreement may, at the option of the Operating Partnership, be terminated with respect to the Asset Entity (or the Interests therein), the Assets of which have been destroyed or damaged. If, after the occurrence of any such casualty affecting an Asset Entity's Assets, this Agreement is not so terminated relative to such Asset Entity, the Operating Partnership may elect to
(a) purchase the given Contributors' interests in such Asset Entity or Assets, as the case may be, and (b) direct such Contributors to pay or cause to be paid to the Operating Partnership any sums collected under any policies of insurance because of damage due to such casualty and otherwise assign to the Operating Partnership all rights to collect such sums as may then be uncollected; provided, however, that the Contributor shall not adjust or settle any insurance claim without the Operating Partnership's prior written consent, not to be unreasonably withheld or delayed. Under such circumstances,


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the Consideration payable upon such purchase shall be reduced by the amount of any deductibles under the applicable insurance policies.

                  If the IPO Closing does not occur by the Termination Date, then, except as set forth in Section 1.10 hereof, neither party shall have any obligations under the Closing Documents or under any agreements or instruments executed in connection with the transactions contemplated hereunder or thereunder (such other agreements or instruments, collectively, "Ancillary Agreements"), this Contribution Agreement, the Closing Documents and the Ancillary Agreements shall be deemed null and void ab initio and the Closing Agent will be, and is hereby, directed to destroy the Closing Documents and any Ancillary Agreement it holds and return to the Operating Partnership the Consideration, if any, delivered by the Operating Partnership to the Closing Agent.

                  1.5 Documents to be Delivered at Closing. At the Initial Closing, each Contributor shall, directly or through the attorney-in-fact appointed pursuant to Article V hereof, execute, acknowledge where deemed desirable or necessary by the Operating Partnership, and deliver to the Closing Agent, in addition to any other documents mentioned elsewhere herein, the following:

                           (a) An Assignment of Assets (the "Assignment"), which assignment shall be in a form satisfactory to the Operating Partnership and shall either (i) reaffirm the accuracy of all representations and warranties and the satisfaction of all covenants made by such Contributor in Article II hereof or (ii) if such reaffirmation cannot be made, identify those representations, warranties and covenants of
         Article II hereof (other than Section 2.5 hereof) with respect to which circumstances have changed, represent that such Contributor has used all reasonable efforts within its control to prevent and remedy such breach, and reaffirm the accuracy of all other representations and warranties and the satisfaction of all other covenants made by such Contributor in Article II hereof.

                           (b) All books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, and other indicia of ownership with respect to such Contributor's Interests which are in each Contributor's possession or which can be obtained through each Contributor's reasonable efforts.

                           (c) Any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer and convey such Contributor's Interests and effectuate the transactions contemplated hereby, including, without limitations, deeds, assignments of ground leases and space leases (as applicable), such documents as may be necessary to enable a title insurance company (acceptable to the Operating Partnership in its sole discretion) to issue to the Operating Partnership an owner's title insurance policy and such endorsements as the Operating Partnership may reasonably request, insuring fee simple and/or leasehold title to all real property and improvements comprising all or any part of the Assets to the Operating Partnership as the Operating Partnership may designate, and any filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of the Assignment is required.


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                  1.6 Cessation of IPO. If at any time the Operating Partnership or the underwriter or underwriters determine in good faith to abandon the formation of the REIT or the IPO (the date of such determination being referred to as the "Cessation Date"), the Operating Partnership will so advise each Contributor in writing and thereupon all parties hereto will be relieved of all obligations under this Contribution Agreement, all Ancillary Agreements, and all Closing Documents (except for obligations arising under Sections 1.7, 2.5 and
3.2 hereof).

                  1.7 Closing Costs. Except as may be otherwise agreed between the Operating Partnership and a particular Contributor, each Contributor agrees to pay all of the closing costs, other than the Operating Partnership's legal fees, arising from the transfer of the Assets and Interests of such Contributor pursuant to the exercise by the Operating Partnership of its Contribution Right, including, without limitation, any applicable transfer, gains and sales taxes and any transfer fee due in connection with the assumption of existing mortgage debt by the Operating Partnership.

                  1.8 Default. (a) If, after notifying the Contributors of a date for the Initial Closing, the Operating Partnership fails to close (including a failure due to the IPO Closing not occurring), then the Operating Partnership will pay to each Contributor the sum of $100.00 as liquidated and agreed-upon damages. It would be difficult, if not impossible, to ascertain the actual measure of each Contributor's damages in the event of the Operating Partnership's default and the parties agree that $100.00 is a fair reflection of each Contributor's damages in the event of the Operating Partnership's default.

                           (b)  If any Contributor defaults with respect to its
obligations under this Agreement, the Operating Partnership shall be entitled to exercise against each such Contributor any and all remedies provided at law or in equity, including but not limited to, the right to specific performance. No default by any Contributor hereunder shall in any way limit or affect the obligations of any other Contributor hereunder.

                  1.9 Further Assurances. Each Contributor will, from time to time, execute and deliver to the Operating Partnership all such other and further instruments and documents and take or cause to be taken all such other and further action as the Operating Partnership may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by the Operating Partnership to effect and evidence the conveyance of such Contributor's Interests in accordance with the terms of this Contribution Agreement. The provisions of this Section
1.9 shall survive the Final Closing.

                                   ARTICLE II.

                           REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF CONTRIBUTORS

                  As a material inducement to the Operating Partnership to enter into this Contribution Agreement and to consummate the transactions contemplated hereby, each Contributor hereby severally makes to the Operating Partnership each of the representations and warranties set forth in this Article II, which representations and warranties (unless otherwise noted) are true as of the date hereof. As a condition to the Operating Partnership's obligation to complete the acquisition of any Contributor's Assets after the exercise of the Contribution Right, such representations and warranties must continue to be true as of the date of the Initial Closing and as of the date of the Final Closing.

                  2.1 Title to Assets. Each Contributor owns its Interests beneficially and of record, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever (collectively, "Encumbrances"), except as disclosed as exceptions in a title report, dated on or after January 1, 1998, provided such title exceptions are satisfactory to the Operating Partnership in its sole discretion, and as set forth on Exhibit E attached hereto (any such encumbrance, a "Permitted Encumbrance"), and has full power and

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authority to convey free and clear of any Encumbrances (except, where applicable, the Permitted Encumbrances), its Interests and, upon delivery of any Assignment by such Contributor conveying its Interests and delivery of Consideration for such Interests as herein provided, the Operating Partnership will acquire good and valid title thereto, free and clear of any Encumbrance except Encumbrances created in favor of the Operating Partnership by the transactions contemplated hereby and, where applicable, the Permitted Encumbrances. No Contributor will consent to join in or in any way effect the transfer of any Asset prior to the Final Closing. At the Final Closing, if so requested, Contributors will execute all documents necessary to enable a title insurance company (acceptable to the Operating Partnership, in its sole discretion) to issue to the Operating Partnership an ALTA Form B (1987 or later) Owner's Policy and such endorsements as the Operating Partnership may reasonably request, insuring fee simple and/or leasehold title to all real property and improvements comprising all or any part of the Assets to the Operating Partnership; provided that each Contributor's cost of complying with this requirement shall be limited to ten percent of the Consideration to be received by such Contributor, which amount shall be deducted from such Consideration at the Final Closing. Each of such Contributor's Interests have been validly issued and each Contributor has funded (or will fund before the same is past due) all capital contributions and advances to the partnership or other entity in which such Interest represents an interest that are required to be funded or advanced prior to the date hereof and the date of the Initial Closing and the Final Closing. There are no agreements, instruments or understandings with respect to any of such Contributor's Interests except as disclosed in writing to the Operating Partnership. Such Contributor has no interest, either direct or indirect, in any of the Assets except for the Assets owned by it which are the subject of this Contribution Agreement, (b) the Excluded Interests (where applicable) and (c) direct or indirect interests in partnerships or other entities which are themselves Contributors hereunder. Such Contributor covenants that no Encumbrance on its Assets (except, where applicable, the Permitted Encumbrances) will be in existence as of the date of the Final Closing. In making the representations in this Section 2.1 regarding the absence of Encumbrances, each Contributor may assume that the consents and waivers of rights set forth in Section 6.11 hereof have been given by all partners of partnerships in which such Contributor's Interests represent direct or indirect interests. Notwithstanding anything to the contrary contained herein, to the extent that the Contributor's Interests transferred hereunder constitute interests in partnerships or other entities ("Continuing Partnerships") which will continue in existence after the consummation of the transactions contemplated hereby, such Interests are and will remain subject to the terms and provisions of the partnership or other organizational agreements (as amended) of the Continuing Partnerships, including without limitation, restrictions, options, priorities and partnership loans provided for therein.



                  2.2 Authority. Such Contributor has full right, authority, power and capacity: (a) to enter into this Contribution Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Contributor pursuant to this Contribution Agreement; (b) to carry out the transactins contemplated hereby and thereby; and (c) to assign, transfer, convry, contribute and deliver all of such Contributor's Assets to the Operating Partnership upon delivery to such Contributor of the Consideration therefor in accordance with this Contribution Agreement. This Contribution Agreement and each agreement, document and instrument executed and delivered by or on behalf of such Contributor pursuant to this Contribution Agreement constitutes, or when executed and delivered will constitute, the legal,

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valid and binding obligation of such Contributor, each enforceable in accordance with their respective terms. Except for any breaches, violations or default which will be waived or cured prior to the Initial Closing and all loans, indentures, creditor agreements or other agreements which will be discharged or repaid prior to or contemporaneously with the IPO Closing, the execution delivery and performance of this Contribution Agreement and each such agreement, document and instrument by or on behalf of such Contributor: (a) does not and will not violate such Contributor's partnership agreement or operating agreement, if applicable, or other organizational documentation; (b) does not and will not violate any foreign, federal, state, local or other laws applicable to or binding on such Contributor or require such Contributor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Contributor is a party or by which the property of such Contributor is bound or affected, or result in the creation of any Encumbrance on any of the property or assets of any partnership in which in Interest of such Contributor represents an interest. In making the representation set forth in this Section 2.2, each Contributor may assume that the consents and waivers of rights set forth in Section 6.11 hereof have been given by all partners of partnerships or owners of voting interests in entities in which such Contributor's Interests represent direct or indirect interests.

     2.3 Litigation. There is not litigation or proceeding, either judicial or administrative, pending or overtly threatened, affecting all or any portion of such Contributor's Assets or such Contributor's ability to consummate the transactions contemplated hereby. Such Contributor knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of its Assets, which in any such case would impair such Contributor's ability to enter into and perform all of its obligations under this Contribution Agreement.

     2.4 No Other Agreements to Sell. Such Contributor has not made any agreement with, and will not enter into any agreement with, and has not obligation (absolute or contingent) to, any person or firm other than the Operating Partnership (a) to sell, transfer or in any way encumber (except for Permitted Encumbrances) any of such Contributor's Assets or to not sell such Contributor's Interests, or (b) to enter into any agreement with respect to a sale, transfer or encumbrance or put or call right with respect to such Contributor's Assets. In making the representations set for in this Section 2.4, the Contributor may assume that the consents and waiver of rights set forth in
Section 6.10 hereof have been given by all partners of the Asset Entities.

     2.5 No Brokers. Such Contributor has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby and such Contributor shall indemnify and hold harmless that Operating Partnership for all costs and

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expenses incurred by the Operating Partnership as a result of a breach of this representation. The provisions of this Section 2.5 shall survive termination of this Contribution Agreement.

2.6 Investment Representations and Warranties. Each Contributor who is receiving Units represents and warrants as follows:

          (a) Upon the issuance of Units to such Contributor, such Contributor shall become subject to, and shall be bound by, the terms and provisions of the agreement of limited partnership of the Operating Partnership (in substantially the form attached hereto as Exhibit F) (the 'Partnership Agreement'), including the terms of the power of attorney contained in
     Section   thereof, as the Partnership agreement may be amended from time in accordance with its terms.

          (b) Such Contributor understands the risks of, and other considerations relating to, the purchase of the Units. Such Contributor, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Units, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in the Operating Partnership and of making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interest and (iii) is capable of bearing the economic risk of such investment. If such Contributor retained a person to represent or advise it with respect to the investment in Units that may be made hereby then, at Contributor's request, such Contributor shall, prior to or at the Initial Closing, (i) acknowledge in writing such representation and (ii) cause such representative or advisor to deliver a certificate to the Operating Partnership containing such representations as are necessary requested by the Operating Partnership.

          (c) Such Contributor understands that an investment in the Operating Partnership involves substantial risks. Such Contributor has been given the opportunity to make a thorough investigation of the proposed activities of the Operating Partnership and has been furnished with materials relating to the Operating Partnership and its proposed activities. Such Contributor has been afforded the opportunity to obtain any additional information deemed necessary by such Contributor to verify the accuracy of any representations made or information conveyed to such Contributor. Such Contributor confirms that all documents, records, and books pertaining to its investment in the Operating Partnership and requested by such Contributor have been made available or delivered to such Contributor. Such Contributor has had an opportunity to ask questions of and receive answers from the Operating Partnership, or from a person or persons acting on the Operating Partnership's behalf, concerning the terms and conditions of this investment. Such Contributor has relied and is making its investment decision upon written information provided to the Contributor by or on behalf of the Operating Partnership and/or Contributor's position (in the case of certain individual Contributors) as a director or executive officer of the REIT.

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       (d) The Units to be issued to such Contributor will be acquired by such
Contributor for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to such Contributor's right (subject to the terms of the Units) at all times to sell or otherwise dispose of all or any part of its Units under an exemption from such registration available under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all time within its control. Such Contributor was not formed for the specific purpose of acquiring an interest in the Operating Partnership.

       (e) Such Contributor acknowledges that (i) the Units to be issued to such Contributor have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect, (ii) the REIT's and the Operating Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Contributor contained herein, (iii) such Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Units, and (v) the Operating Partnership has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. Such Contributor hereby acknowledges that because of the restrictions on transfer or assignment of such Units to be issued hereunder which will be set forth in the Partnership Agreement and/or in a Registration Rights Agreement (as defined in Section 5.1 hereof), such Contributor may have to bear the economic risk of the investment commitment evidenced by this Contribution Agreement and any Units acquired hereby for an indefinite period of time, although (i) under the terms of the Partnership Agreement, as it will be in effect at the time of the IPO, Units will be redeemable at the request of the holder thereof at any time after the second anniversary of their issuance for cash or (at the option of the REIT) for Common Stock of the REIT and (ii) the holder of any such Common Stock issued upon a presentation of Units for redemption will be afforded certain rights to have such Common Stock registered for resale under the Securities Act or applicable state securities laws under the Registration Rights Agreement as described more fully below.

       (f) The information set forth in the investor questionnaire (a form of which is attached hereto as Exhibit G) (the "Investor Questionnaire") which has been completed and executed by such Contributor and delivered to the Operating Partnership on or prior to the date hereof is true, correct and complete.

     2.7 FIRPTA Representation. Contributor is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

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     2.8 Additional Representations of Certain Contributors. Certain
Contributors or affiliates thereof (collectively, the "Indemnitors") shall enter into a supplemental agreement (the "Supplemental Agreement") on terms mutually acceptable to the Indemnitors and the Operating Partnership whereby the Indemnitors make additional representations, warranties and covenants with respect to matters relating to this Contribution Agreement which shall survive the consummation of the transactions contemplated by this Contribution Agreement for a period equal to one (1) year from the date of the Final Closing and shall expire with, and be terminated and extinguished forever, at such time except with respect to claims asserted by written notice of or on behalf of the Operating Partnership at any time during such period against any Indemnitor making such representations, warranties or covenants. The Supplemental Agreement shall provide that (a) the maximum aggregate liability of all Indemnitors for any misrepresentation or misrepresentations or any breach or breaches of any one or more of the representations, warranties or covenants set forth therein shall not exceed $10 million, (b) the Indemnitors will pledge Units with a value of $15 million (based on the IPO price of the REIT's Common Stock) to secure their indemnification obligations under the Supplemental Agreement
(the "Pledged Units"), (c) any such liability shall be joint and several to each of the Indemnitors, (d) the Operating Partnership shall make no claim thereunder against any Indemnitor and no such Indemnitor shall have liability resulting from claims or other assertions of liability arising from the Supplemental Agreement unless and until such claim or claims exceed $250,000 in the aggregate, and (e) recourse thereunder shall be limited to the Indemnitors' Pledged Units.

     2.9 Covenant to Remedy Breaches. Each Contributor covenants to use all reasonable efforts within its control (a) to prevent the breach of any representations or warranty of such Contributor hereunder, (b) to satisfy all covenants of such Contributor hereunder and (c) to promptly cure any breach of a representation, warranty or covenant of such Contributor hereunder upon its learning of same.


                                  ARTICLE III.

                        REPRESENTATIONS, WARRANTIES AND
                       COVENANTS OF OPERATING PARTNERSHIP

     As a material inducement to each Contributor to enter into this Contribution Agreement and to consummate the transactions contemplated hereby, the Operating Partnership hereby makes to each Contributor each of the representations and warranties set forth in this Article III, which representations and warranties shall be true as of the date hereof, as of the date of the Initial Closing and as of the date of consummation of the Final Closing.

     3.1 Authority. The Operating Partnership has full right, authority, power and capacity: (a) to enter into this Contribution Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Contribution Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to issue Units to each Contributor to the extent called for in accordance with the terms of this Contribution Agreement. This Contribution Agreement and each agreement, document and instrument executed and delivered by the Operating Partnership pursuant to this Contribution Agreement constitutes, or when executed and delivered will constitute, the legal, valid and

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

binding obligation of the Operating Partnership, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Contribution Agreement and each such agreement, document and instrument by the Operating Partnership: (a) does not and will not violate the Partnership Agreement; (b) does not and will not violate any foreign, federal, state and local or other laws applicable to Operating Partnership or require the Operating Partnership to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made; and (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Operating Partnership is party or by which the property of the Operating Partnership is bound or affected.

     3.2 No Brokers. The Operating Partnership represents that it has not entered into, and covenants that will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of any Contributor to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                                   ARTICLE IV.

                               CLOSING ADJUSTMENTS

                  4.1 Prorations. In the case of (i) each Asset Entity which is itself a Contributor and (ii) each Asset Entity in which the Operating Partnership acquires an interest pursuant to this Contribution Agreement, the Operating Partnership and such Asset Entity shall make the prorations set forth below, and make payment with respect to such prorations as appropriate, in the manner customary for similar assets in their respective locations (except as otherwise agreed below). To the extent an Asset Entity ceases to have a separate legal existence as a result of the transactions contemplated hereunder, those Contributors who held interests in such Asset Entity shall collectively exercise the rights of such Asset Entity, and succeed to the obligations of such Asset Entity, under this Contribution Agreement from and after the Final Closing.

                           (a)      Taxes.  Real property taxes and general and
special assessments, water and sewer rents, tap charges, and business improvements district charges upon the Asset shall be adjusted and prorated as of the date of the Final Closing on the basis of the fiscal year for such taxes and assessments (the "Tax Year"). If the Final Closing shall occur before the real property tax rate for the Tax Year is fixed, the apportionment of taxes shall be made on the basis of the taxes assessed for the preceding Tax Year. After the real property taxes are finally fixed for the Tax Year in which the Final Closing occurs, the Operating Partnership and such Contributor shall make a recalculation of the apportionment of such taxes, and the Operating Partnership or the Contributor, as the case may be, shall make an appropriate payment to the other based on such recalculation. To the extent that either the Contributor or the Operating Partnership shall obtain any real estate tax abatement, reduction, refund or incentive with respect to the Asset, the amount of the net proceeds of such tax abatement, reduction, refund or incentive shall be prorated through the date of the Final Closing if, as, and when such proceeds are paid by the applicable governmental taxing authority (it being understood that to the extent any tenant demising space in the Asset owned by such Contributor shall be entitled to any portion of such tax abatement, that such portion shall be turned over to the Operating Partnership to remit to such tenant and shall be deducted from any tax abatement, reduction, refund or incentive proceeds in connection with calculating the net proceeds thereof).

                           (b)      Rents.  Rents (including, without
limitation, any ground lease rents), additional rents, including electricity charges, operating expense recoveries, and tax reimbursements under the leases affecting the Asset (collectively, "Rents") shall be adjusted and prorated as of the date of the Final Closing. Rents collected after the date of the Final Closing from tenants whose rental was delinquent on the date of the Final Closing shall be deemed to apply first to current rents due at the time of payment and second to past due rents accruing after the Final Closing and last to the rents which were past due on the date of the Final Closing. Unpaid and past due rents to which the Asset Entity is entitled shall be promptly paid over to the Asset Entity if collected by the Operating Partnership after the date of the Final Closing, less any reasonable collection costs actually incurred by the Operating Partnership.


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



                           (c) Prepayments. Any prepayment made by or on behalf
of the Contributor under any service, maintenance, management, consulting, or similar contracts shall be adjusted and prorated as of the date of the Final Closing.

                           (d) Expenses.  Charges and assessments for sewer and
water and other utilities, including charges for consumption of electricity, steam and gas (unless the Operating Partnership elects to have final meter readings made as of the Final Closing in which event the adjustment shall be made based on such meter readings); current operating expenses, including, without limitation, obligations under any service, maintenance, management, consulting, or similar contracts; payroll and related expenses (including all benefits and vacation and sick days); license and permit fees relating to the operation of the Asset; insurance and bond premiums; and any other charges incident to the ownership, use and/or occupancy of the Assets shall be adjusted and prorated as of the date of the Final Closing.

                           (e) Interest on Existing Mortgages.  Interest on
existing mortgages encumbering any Assets and which are not being repaid at the Final Closing shall be adjusted and prorated as of the date of the Final Closing.

                           (f) Fuel and Maintenance Supplies Stored on Site.
The costs of purchasing fuel and maintenance supplies stored on site shall be adjusted and prorated as of the date of the Final Closing.

                           (g) Reletting Expenses for New Leases.  Customary
reletting expenses for leases entered into after the date hereof and prior to the Final Closing (including without limitation, brokerage commissions, tenant improvements and moving expenses paid in connection with such leasing by the Asset Entity) shall be adjusted and prorated in a manner that is consistent with the calculation of the Consideration for the Interests.

                  4.2 Asset Entity's Retained Items. All cash on hand, working capital, escrow and reserve accounts other than tenant security deposits, and utility or other deposits shall be distributed by the Asset Entity to its current shareholders, partners or members, as applicable, prior to the Final Closing.

                  4.3 Accounts Receivable. The Asset Entity shall retain all accounts receivable and other income items other than Rents which are attributable to periods prior to the date of the Final Closing. The Asset Entity shall deliver to the Operating Partnership at the Final Closing a schedule of all such unpaid accounts receivable and other income items as of the date of the Final Closing. Rents collected after the Initial Closing Date from tenants whose rent was delinquent on the Closing Date shall be applied first to current rental due at the time of payment; second, to the rentals which were delinquent on the date of or after the Initial Closing; and third, to the rental which were delinquent prior to the date of the Initial Closing. All such accounts receivable and other income items collected by or for the Operating Partnership after the date of the Final Closing which are attributable to periods prior to the date of the Final Closing shall be promptly remitted to the order of the Asset Entity. Except for sums actually received by the Operating Partnership pursuant to the immediately preceding sentence, the Operating Partnership shall assume no obligation to collect or enforce the payment of any amounts that may be due to

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the Asset Entity, except that the Operating Partnership shall render reasonable assistance, at no expense to the Operating Partnership, to the Asset Entity after the Final Closing in the event the Asset Entity proceeds against any third-party to collect any accounts receivable or other income items due the Asset Entity.

                  4.4 Security Deposits. An amount equal to all tenant security deposits and interest thereon, if any, and any other amounts due tenants with respect to such security deposits shall be paid over to the Operating Partnership at the Final Closing.

                  4.5 Timing of Calculations; Cooperation. Each Asset Entity and/or Contributor and the Operating Partnership agree to use reasonable efforts to reconcile, prorate, and adjust all of the foregoing items upon the Final Closing and, in all events within ninety (90) days after the date of the Final Closing. In the event any adjustments or prorations made pursuant to this Contribution Agreement are, subsequent to Final Closing, found to be erroneous, then either party hereto who is entitled to additional amounts shall invoice the other party for such additional amounts as may be owing, and such amounts shall be paid promptly by the other party upon receipt of invoice. Such invoice shall be accompanied by reasonable substantiating evidence.

                  4.6 Allocation of Adjustments. All adjustments contemplated by this Article IV shall, to the extent practicable, be made by adjusting (either up or down) the cash portion amount of the Consideration, if any, and/or the number of Units issued to each Contributor by debiting or crediting (as the case may be) such Contributor's Consideration with a portion of the prorated items allocated to the Asset Entity in which the Contributor owns an interest. The amount of an Asset Entity's adjustments calculated pursuant to this Article IV allocated to each Contributor shall be that portion equal to that Contributor's pro rata equity interest in each Asset Entity.

                                   ARTICLE V.

                                POWER OF ATTORNEY

                  5.1 Grant of Power of Attorney. Each Contributor does hereby irrevocably appoint Joseph S. Lesser, Alan L. Gordon, Peter S. Duncan and the Operating Partnership, and each of them individually and any successor thereof from time to time (such persons or the Operating Partnership or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "Attorney-In-Fact") as the true and lawful attorney-in-fact and agent of such Contributor, to act in the name, place and stead of such
Contributor:

                  (a) To enter into a registration rights agreement (the "Registration Rights Agreement") which provides for (i) the registration under the Securities Act of 1933 of the REIT's Common Stock which may be issued to the Contributor in accordance with the Partnership Agreement, upon the presentation of Units for redemption or exchange and (ii) restrictions on the transfer of Units (and any common stock which may be issued in exchange for Units) for a period not to exceed one year from their date of issuance;

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                  (b) If so requested, to enter into a lock-up agreement (the
"Lock-Up Agreement") which provides that the Contributors will not, directly or indirectly, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise dispose of (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition
of) any share of REIT Common Stock or any securities convertible into or exchangeable for or substantially similar to REIT Common Stock, for a period of one year from the IPO Closing without the prior written consent of the managing underwriter named in the Lock-Up Agreement;

                  (c) To take for such Contributor all steps deemed necessary or advisable by the Operating Partnership in connection with the registration of the REIT's Common Stock under the Securities Act, including without limitation
(i) filing the Registration Statement and amendments thereto under the Securities Act which shall describe the benefits to be received by such Contributor in connection with the formation of the REIT and the IPO, (ii) distributing a preliminary prospectus and prospectus regarding the IPO (the "Preliminary Prospectus" and the "Prospectus," respectively) which contain such information as is deemed necessary or desirable to lawfully effect the initial public offering of such shares, and (iii) taking such other steps as the Attorney-in-Fact may deem necessary or advisable.

                  (d) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of Closing Documents, Ancillary Agreements, the Partnership Agreement, any other documents relating to the acquisition by the Operating Partnership of such Contributor's Assets, and, in general, to do all things and to take all action which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transaction contemplated by this Contribution Agreement, the Ancillary Agreements, if any, and the Closing Documents as fully as could such Contributor if personally present and acting.

                  (e) To make, acknowledge, verify and file on behalf of such Contributor applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or Blue Sky laws and to take any other action required to facilitate the exemption for registration of the Units and the qualification of the REIT's Common Stock under the securities or Blue Sky laws of the jurisdictions in which the Units and the REIT's Common Stock are to be offered.

                  The Power of Attorney granted by each Contributor pursuant to this Article V and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Operating Partnership, the REIT and the other Contributors and is for the purpose of completing the transactions contemplated by this Contribution Agreement. The Power of Attorney shall terminate upon termination of this Contribution Agreement. The Power of Attorney of each Contributor granted hereby and all authority conferred hereby is coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of such Contributor or by operation of law, whether by the liquidation of such Contributor or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which such Contributor is acting as a fiduciary or fiduciaries), and if, after the

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



execution hereof, such Contributor is liquidated, or if any other such event or events shall occur before the completion of the transactions contemplated by this Contribution Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such liquidation or other event or events had not occurred and regardless of notice thereof. Each Contributor acknowledges that Joseph S. Lesser, Alan L. Gordon, Peter S. Duncan and the Operating Partnership have, and any successor thereof acting as Attorney-in-Fact may have an economic interest in the transactions contemplated by this Contribution Agreement. Each Contributor agrees that, at the request of the Operating Partnership, it will promptly execute a separate power of attorney on the same terms set forth in this Article V, such execution to be witnessed and notarized.

                  5.2 Limitation on Liability. It is understood that no Attorney-in-Fact assumes any responsibility or liability to any person solely by virtue of the Power of Attorney granted by each Contributor hereby. Other than as set forth in the Supplemental Agreement, no Attorney-in-Fact makes any representations with respect to and shall have no responsibility for the formation of the REIT, the acquisitions of the Assets by the Operating Partnership, the Registration Statement, the Prospectus or any Preliminary Prospectus, nor for any aspect of the offering of the REIT's Common Stock, and shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. Each Contributor agrees that each Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for the Operating Partnership or the REIT) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that each Attorney-in-Fact may, without breaching any express or implied obligation to any Contributor hereunder, release, amend or modify any other Power of Attorney granted by any other Contributor hereunder or by any other person under any related agreement. The provisions of this Section 5.2 shall not limit or otherwise affect the obligations of the Operating Partnership (acting for itself and not as Attorney-in-Fact) under the other Articles of this Contribution Agreement.

                  5.3 Ratification; Third Party Reliance. Each Contributor does hereby ratify and confirm all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by such Contributor hereunder, and such Contributor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

                                   ARTICLE VI.

                            MERGERS AND OTHER MATTERS

                  6.1 Amendment. Any amendment hereto shall be effective only against those parties hereto who have acknowledged in writing their consent to such amendment, provided that the Operating Partnership may amend this Contribution Agreement without notice to or the consent of any Contributor (a) for the purpose of adding additional Contributors as parties hereto or deleting Contributors as parties hereto and conforming Exhibit A in connection with such

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



additions or deletions and (b) to conform any Contributor's Supplemental Acquisition Exhibit to the extent the interests set forth therein do not accurately or completely reflect the interest of such Contributor in the Asset Entity or (in the case of Contributors which are themselves Asset Entities) in their Properties. No waiver of any provisions of this Contribution Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

                  6.2 Entire Agreement; Counterparts; Applicable Law. This Contribution Agreement and all Ancillary Agreements (a) constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York without giving effect to the conflict of law provisions thereof.

                  6.3 Assignability. This Contribution Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Contribution Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

                  6.4 Titles. The titles and captions of the Articles, Sections and paragraphs of this Contribution Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Contribution Agreement.

                  6.5 Third Party Beneficiary. No provision of this Contribution Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity, provided, however, that Sections 5.3 and 6.3 of this Contribution Agreement shall be enforceable by and shall inure to the benefit of the persons described therein.

                  6.6 Severability. If any provision of this Contribution Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Contribution Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Contribution Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

                  6.7 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Contribution Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly

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agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Contribution Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled under this Contribution Agreement or otherwise at law or in equity.

                  6.8 Attorneys' Fees. In connection with any litigation or a court proceeding arising out of this Contribution Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and legal assistants' fees and costs whether incurred prior to trial, at trial, or on appeal.

                  6.9 Notices. Any notice or demand which must or may be given under this Contribution Agreement or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (a) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (b) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (c) one (1) business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express); addressed and delivered or telecopied in the case of a notice to the Operating Partnership at the following address and telecopy number:

                           Loeb Realty, L.P.
                           521 Fifth Avenue
                           New York, New York
                           Attention:  Joseph S. Lesser
                           Phone: 212-883-0360
                           Telecopy: 212-883-0388

                  with a copy to:

                           Rogers & Wells LLP
                           200 Park Avenue
                           New York, New York  10166
                           Attention:  Robert E. King, Jr.
                           Phone:  212-878-8000
                           Telecopy: 212-878-8375

and addressed and delivered or telecopied, in the case of a notice to a Contributor, at the address and telecopy number set forth under such Contributor's name in the Contributor's Signature Page hereto.

                  6.10 Mergers. The parties acknowledge and agree that the REIT and the Operating Partnership may decide to purchase one or more of the Interests or Assets by way of a Merger of a Contributor or Asset Entity with and into the REIT or the Operating Partnership or any of their respective affiliates. In order to facilitate any such Merger without the need for further consent or action of the Contributors and Asset Entities and without such Merger causing

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



a violation of any relevant partnership agreement or other organizational document, each Contributor by its execution hereof with respect to each Asset Entity in which an Interest owned by Contributor represents a direct or indirect interest, gives such consent as is necessary (under the partnership agreement of the applicable Asset Entity and under the partnership agreement of any other partnership that has a direct or indirect interest in such Asset Entity, to the extent Contributor is a partner of any such partnership) to cause such Asset Entity to have authority to merge with and into the REIT or the Operating Partnership, provided, however, that in either such case the total merger consideration shall equal the aggregate value that would be given to all persons with an Interest in the applicable Asset Entity based on the information set forth in the applicable Supplemental Acquisition Exhibit. The terms "partnership," "partner" and "partnership agreement" in this Section 6.10 and in
Section 6.11 shall in all cases also refer to limited liability companies, members and operating agreements or similar organizational documents.

                  6.11 Waiver of Rights; Consents With Respect to Partnership Interests.

                           (a)   Each Contributor acknowledges that the
agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, the partnership agreement of one or more partnerships in which one or more of such Contributor's Interests represents a direct or indirect interest or another agreement among one or more holders of such Interests or one or more of the partners of any such partnership. With respect to each partnership in which an Interest of a Contributor represents a direct or indirect interest, each Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers necessary or desirable to facilitate any Conveyance Action relating to such partnership (as such terms are hereinafter defined).

                           As used herein, the term "Conveyance Action" means,
with respect to any partnership having a direct or indirect ownership interest in any Asset, (i) the conveyance or agreement to convey by a partner thereof or by any holder of an indirect interest therein (whether or not such partner or holder is a Contributor hereunder) directly, by Merger or otherwise of its direct or indirect interest in such partnership to the Operating Partnership or REIT or (ii) the entering into by any such partner or holder of any agreement relating to (x) the formation of the Operating Partnership or the REIT, or (y) the direct or indirect acquisition by the Operating Partnership or REIT of any such direct or indirect interest or (iii) the taking by any such partner or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing): any sale or distribution to any person of a direct or indirect interest in such partnership, the entering into any agreement with any person that grants to such person the right to purchase a direct or indirect interest in such partnership, and the giving of the Consents and Waivers contained in this Section 6.11 or consents or waivers similar thereto in form or purpose. As used herein, the term "Consents" means, with respect to any such partnership, any consent necessary or desirable under the partnership agreement of such partnership or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to permit any and all Conveyance Actions relating to such partnership or to amend such partnership agreement and/or other agreements so that no provision

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thereof prohibits, restricts, impairs or interferes with any Conveyance Action
(such amendments to include, without limitation, the deletion of provisions which cause a default under such agreement if interests therein are transferred for cash), (ii) to admit the Operating Partnership as a substitute limited partner or general partner of such partnership upon the Operating Partnership's acquisition of a limited or general partnership interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to adopt any amendment as may be deemed desirable by the Operating Partnership, either simultaneously with or immediately prior to the acquisition of any interest therein, and (iv) to continue such partnership following the transfer of interest therein to the Operating Partnership. As used herein, the term "Waivers" means, with respect to a partnership of which an Interest of a Contributor represents a direct or indirect interest, the waiving of any and all rights that such Contributor may have with respect to, and (to the extent possible) that any other person may have with respect to, or that may accrue to such Contributor or other person upon the occurrence of, a Conveyance Action relating to such partnership, including, but not limited to, the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another partner in such partnership or to sell such Contributor's or other person's direct or indirect interest therein to another partner, rights to sell such Contributor's or other person's direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of such partnership because of such Conveyance Action. Each Contributor further covenants that such Contributor will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in a partnership in which an Interest of such Contributor represents a direct or indirect interest. The Waivers and Consents contained in this Section 6.10 shall terminate upon the termination of this Contribution Agreement, except as to transactions completed hereunder prior to termination.

                           (b)   Each Contributor by its execution hereof (i)
with respect to each Asset Entity in which an Interest owned by Contributor represents a direct or indirect interest therein and with respect to which the Operating Partnership acquires all of the ownership interests therein gives such consent as is necessary to cause each such Asset Entity, as applicable, to have authority to transfer the Assets of such Asset Entity to the Operating Partnership on such terms and conditions as such Asset Entity and the Operating Partnership may agree; and (ii) agrees that such Contributor's Consideration may be reduced to reflect such direct transfer of assets and the consequent receipt of Units directly by such Asset Entity, provided that the total consideration to be received by such Contributor either directly hereunder or indirectly through the receipt of Units by an Asset Entity shall not be less than Contributor's Consideration.

                           (c)   Each Contributor by its execution hereof gives
such consent as is necessary to cause, with respect to the partnership agreement of each partnership in which an Interest of such Contributor represents, directly or indirectly, a limited partner or general partner interest, an amendment thereto to enable such partnership, to the extent permissible under applicable law, (i) to admit the Operating Partnership as a substitute limited partner therein and/or a substitute general partner therein if the Operating Partnership by the exercise of its Contribution Right acquires a limited partnership interest or a general partnership interest in such


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partnership, respectively, (ii) to redeem the interest of any other partner therein who has not agreed to become a party to this Contribution Agreement or a similar contribution agreement with the Operating Partnership, (iii) to transfer to all partners thereof, including any partner who has not agreed to become a party to this Contribution Agreement, Units and/or cash (provided that such Contributor receives as a result of all such distributions and the direct payment of consideration hereunder, an amount of cash and/or Units that is in conformity with the Consideration of such Contributor provided for herein), and thereafter, at the Operating Partnership's option, to dissolve, and (iv) any such other amendment as the Operating Partnership may deem desirable, provided that such amendment occurs simultaneously with or immediately prior to the acquisition of the applicable partnership interest and, provided further, that such amendment will not result in any increased liability on the part of any Contributor hereunder or under the applicable partnership agreement. The Attorney-in-Fact may on behalf of each Contributor execute such consents, amendments or other instruments as it deems necessary or desirable in connection with the foregoing.

                  6.12 Legending. Each certificate, if any, representing the Units (and any Common Stock that might be exchanged therefor) shall bear a legend substantially in the form set forth below:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                  6.13 Confidentiality. All press releases or other public communications of any kind relating to the IPO or the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Operating Partnership.

                  6.14 Computation of Time. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are Eastern Time.

                  6.15 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of each Contributor set forth in this Contribution Agreement shall survive the consummation of the transactions contemplated hereby.

                  6.16 Time of the Essence. Time is of the essence with respect to all obligations of Contributor under this Contribution Agreement.


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                  IN WITNESS WHEREOF, each of the parties hereto has executed this Contribution Agreement, or caused the Contribution Agreement to be duly executed on its behalf, as of the date first written above.

                                          Loeb Realty, L.P.

                                          By: Loeb Realty Corporation
                                              Its General Partner

                                           By: /s/ Joseph S. Lesser
                                              __________________________________
                                              Name:  Joseph S. Lesser
                                              Title: Chairman of the Board
                                                     and Chief Executive Officer

                                           Loeb Realty Corporation

                                           By: /s/ Joseph S. Lesser
                                              __________________________________
                                              Name:   Joseph S. Lesser
                                              Title:  Chairman of the Board


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                                    EXHIBIT A

                                  Contributors

Comfort 200 Inc.
Loeb Partners Realty and Development Corp.
Comfort 200 Partners
Loeb 200 Partners
Gordon Smith
L 63 Partners, L.P.
Comfort 63 Madison, Inc.
Comfort 63, L.P.
Comfort 498, Inc.
498 Associates, LLC
498 Seventh Avenue, Inc.
24 West 57th, LLC
John L. Loeb
Glenhill Associates Partnership
328 Jefferson Associates
444 Seabreeze Boulevard Associates, Ltd.
PS Charles Associates, L.P.
Loeb Partners Realty Southeast, Inc.
Joseph S. Lesser
Thomas L. Kemner
Edward E. Matthew
ECP Shopping Center Ltd.
LID Associates Ltd.
LKS Associates L.P.
Kirby Richmond Shopping Center Ltd.
LSL Associates, L.P.
Princeton Shopping Center Company
Bazaar Mall Associates
Comfort Menominee Associates
Riverview Center Associates
Shenandoah Development Group, Ltd.
Abercromby Property International
One Dartmouth Place Associates, L.P.
Park Hill Lane Associates, L.P.
Presidential Estates Associates
LLK Associates, L.P.
LBK Hotel Management, Inc.
Shannon Partners Realty
Second Portland Associates, Ltd.
38 Chauncy Street, LLC
LMBI, LLC VT Investors L.P.

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Loeb Partners Realty
George Comfort & Sons, Inc.


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                                    EXHIBIT B

                                   Properties

63 Madison Avenue
200 Madison Avenue
498 Seventh Avenue
24 West 57th Street
529 Fifth Avenue
307 West 38th Street
First NBC Center
Riverview Center
Marketplace Design Center
38 Chauncy Street
First Union Bank Building
328 South Jefferson Street
Winewood Office Park
Second Portland NNN Lease
Shenandoah Industrial Park
Princeton Shopping Center
International Drive Value Center
Manufacturers Outlet Center
Kendall Value Center
Shoppes at St. Lucie West
Outlet Park Shoppes at Waccamaw
Easton Commons Shopping Center
Kirby/Richmond Shopping Center
Sunset Strip Center
M&M Plaza
Public Storage Fcaility - Glendale
Public Storage Facility - Alameda
Park Hill Lane
One Dartmouth Place
Presidential Estates
Longboat Key Club


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                                    EXHIBIT C

                               Excluded Interests

                                      None.

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                                    EXHIBIT D

                                 Asset Entities

200 Madison Associates, L.P.
63 Madison Associates, L.P.
498 Seventh, LLC
24 West 57th, LLC
Glenhill Associates Partnership
328 Jefferson Associates
444 Seabreeze Boulevard Associates, Ltd.
PS Charles Associates, L.P.
Winewood Park Limited
ECP Shopping Center Ltd.
LID Associates Ltd.
LKS Associates L.P.
Kirby Richmond Shopping Center Ltd.
LSL Associates, L.P.
Princeton Shopping Center Company
Bazaar Mall Associates
Comfort Menominee Associates
Riverview Center Associates
Shenandoah Development Group, Ltd.
One Dartmouth Place Associates, L.P.
Park Hill Lane Associates, L.P.
Presidential Estates Associates
Key Club Associates, L.P.
Second Portland Associates, Ltd.
38 Chauncy Street, LLC
Outlet Park RPF IV Associates LLC


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                                    EXHIBIT F

                         Operating Partnership Agreement

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